Exhibit (h)(7)

Form of Amended Schedule A
to the Transfer Agency Agreement

Dated as of:
May 19, 2011

Schedule A
to the
Transfer Agency Agreement
between
The Coventry Group
and
Boston Trust & Investment Management
(f/k/a United States Trust Company of Boston)

Name of Fund

Boston Trust Balanced Fund
Boston Trust Equity Fund
Boston Trust Small Cap Fund
Boston Trust Midcap Fund
Walden Social Balanced Fund
Walden Social Equity Fund
Walden Midcap Fund
Walden Small Cap Innovations Fund

THE COVENTRY GROUP	BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY (F/K/A/ UNITED STATES TRUST COMPANY OF BOSTON)

By:	By:

Name: John Danko	Name: Lucia Santini

Title: President	Title: Senior Vice President